                                                                  EXHIBIT (m)(3)

                              AMENDED AND RESTATED
                       MASTER DISTRIBUTION AND INDIVIDUAL
                            SHAREHOLDER SERVICES PLAN

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                 (THE "ISSUER")

                                     A CLASS

SECTION 1. FEES

a.   FEE. For purposes of paying  costs and expenses  incurred in providing  the distribution  services and/or individual  shareholder services set forth in
     SECTIONS 2 AND 3 below,  the series of the Issuer  identified on SCHEDULE A
     (the "Funds")  shall pay the investment  adviser  engaged by the Funds (the
     "Advisor"),  as paying agent for the Funds,  a fee equal to 25 basis points
     (0.25%)  per annum of the  average  daily net  assets of the  shares of the
     Funds' A Class of shares (the "Fee").

b.   APPLICABILITY  TO NEW FUNDS. If the Issuer desires to add additional  funds to the Plan,  whether  currently-existing  or created in the future (a "New
     Fund"),  and the Issuer's Board of Directors (the "Board") has approved the
     Plan for such New Fund in the  manner  set forth in SECTION 5 of this Plan, as well as by the then-sole  shareholder  of the A Class shares of such New
     Fund (if required by the Investment Company Act of 1940 (the "1940 Act") or
     rules  promulgated under the 1940 Act), this Plan may be amended to provide that such New Fund will  become  subject  to this Plan and will pay the Fee set forth in SECTION  1(A)  above,  unless  the  Issuer's  Board  specifies otherwise. After the adoption of this Plan by the Board with respect to the
     A Class of shares of the New Fund,  the term "Funds"  under this Plan shall thereafter be deemed to include such New Fund.

c.   CALCULATION  AND  ASSESSMENT.  Fees under this Plan will be calculated  and accrued daily by each Fund and paid to the Advisor monthly or at such other intervals as the Issuer and Advisor may agree.

SECTION 2. DISTRIBUTION SERVICES

a.   The Advisor  shall use the fee set forth in SECTION  1(A) of this Plan,  to pay for services in connection  with any activities  undertaken or expenses incurred by the distributor of the Funds' shares (the "Distributor") or its affiliates  primarily  intended to result in the sale of A Class  shares of the Funds, which services may include,  but are not limited to, (A) payment of sales  commissions,  ongoing  commissions and other payments to brokers, dealers,  financial  institutions  or others who sell A Class shares of the
     Funds  pursuant  to Selling  Agreements;  (B)  compensation  to  registered representatives  or other employees of Distributor who engage in or support distribution  of the  Funds'  A Class  shares;  (C)  compensation  to,  and expenses (including  overhead and telephone expenses) of, Distributor;  (D)
     printing of prospectuses,  statements of additional information and reports for  other  than  existing  shareholders;  (E)  preparation,  printing  and distribution of sales literature and advertising  materials provided to the
     Funds'  shareholders  and  prospective  shareholders;   (F)  receiving  and
     answering   correspondence   from   prospective   shareholders,   including
     distributing  prospectuses,   statements  of  additional  information,  and
     shareholder  reports;  (G) provision of facilities to answer questions from prospective  investors  about Fund shares;  (H) complying  with federal and state securities laws pertaining to the sale of Fund shares;  (I) assisting investors in completing  application forms and selecting dividend and other account options; (J) provision of other reasonable assistance in connection with the  distribution  of Fund shares;  (K)  organizing  and conducting of sales seminars and payments in the form of  transactional  compensation  or promotional  incentives;  (L)  profit  on the  foregoing;  (M)  payment  of
     "service  fees,"  as  contemplated  by the  Conduct  Rules of the  National
     Association  of  Securities  Dealers,  Inc.  ("NASD")  and (N)  such  other distribution  and service  activities as the Issuer  determines may be paid for by the Issuer pursuant to the terms of this Plan and in accordance with
     Rule 12b-1 of the 1940 Act.

b.   For purposes of the Plan,  "service fees" shall mean payments in connection with the  provision of personal,  continuing  services to investors in each
     Fund and/or the maintenance of shareholder accounts, EXCLUDING (i) transfer agent and sub-transfer  agent services for beneficial  owners of a Fund's A
     Class shares,  (ii)  aggregating  and  processing  purchase and  redemption orders,  (iii) providing  beneficial owners with account  statements,  (iv)
     processing dividend payments, (v) providing  sub-accounting  services for A
     Class shares held beneficially,  (vi) forwarding shareholder communications to beneficial  owners,  and (vii)  receiving,  tabulating and  transmitting proxies executed by beneficial owners; PROVIDED,  HOWEVER, that if the NASD adopts a  definition  of  "service  fees" for  purposes of Rule 2830 of the
     Conduct Rules of the NASD (or any successor to such rule) that differs from the definition of "service fees" hereunder, or if the NASD adopts a related definition intended to define the same concept,  the definition of "service fees" in this  Section  shall be  automatically  amended,  without  further action of the  parties,  to conform to such NASD  definition.  Overhead and other expenses of Distributor related to its service activities,  including telephone  and  other  communications  expenses,  may  be  included  in the information regarding amounts expended for such activities.

SECTION 3. INDIVIDUAL SHAREHOLDER SERVICES

Advisor may engage third parties to provide individual  shareholder  services to the shareholders of the A Class shares ("Individual Shareholder Services").  The amount  set  forth  in  SECTION  1(A) of this  Plan may be paid to  Advisor  for expenses  incurred  by it as a result  of these  arrangements.  Such  Individual
Shareholder  Services and related expenses may include,  but are not limited to,
(A) individualized and customized  investment  advisory services,  including the consideration  of shareholder  profiles and specific goals;  (B) the creation of investment  models and asset  allocation  models for use by the  shareholder  in selecting  appropriate Funds; (C) proprietary  research about investment choices and the market in general;  (D) periodic  rebalancing of shareholder accounts to ensure  compliance  with the selected asset  allocation;  (E)  consolidation  of shareholder accounts in one place; and (F) other individual services.

                                       2

SECTION 4. EFFECTIVENESS

This Plan has been approved by the vote of both (a) the Board and (b) a majority of those  members are not  "interested  persons" as defined in the 1940 Act (the
"Independent Members"), and initially became effective September 3, 2002.

SECTION 5. TERM

This Plan will  continue  in full force and effect for a period of one year from the date hereof, and successive  periods of up to one year thereafter,  provided that each such  continuance is approved by a majority of (a) the Board,  and (b)
the Independent Members.

SECTION 6. REPORTING REQUIREMENTS

The Advisor shall administer this Plan in accordance with Rule 12b-1 of the 1940
Act. The Advisor shall provide to the Board,  and the  Independent  Members will review and approve in exercise of their fiduciary duties, at least quarterly,  a written  report of the  amounts  expended  under this Plan by the  Advisor  with respect to the A Class shares of each Fund and such other  information as may be required by the 1940 Act and Rule 12b-1 thereunder.

SECTION 7. TERMINATION

This Plan may be  terminated  without  penalty at any time with respect to the A
Class shares of any Fund by the vote of a majority of the Board,  by the vote of a majority  of the  Independent  Members,  or by the vote of a  majority  of the outstanding  shares of the A Class of that  Fund.  Termination  of the Plan with respect  to the A Class  shares  of one  Fund  will  not  affect  the  continued
effectiveness of this Plan with respect to the A Class shares of any other Fund.

SECTION 8. AMENDMENTS TO THIS PLAN

This Plan may not be amended to increase materially the amount of compensation a
Fund is  authorized  to pay under  SECTION 1 hereof  unless  such  amendment  is approved in the manner  provided for in SECTION 5 hereof,  and such amendment is further approved by a majority of the outstanding  shares of the Fund's A Class, and no other material  amendment to the Plan will be made unless approved in the manner provided for approval and annual renewal in SECTION 5 hereof.

SECTION 9. RECORDKEEPING

The Issuer will preserve copies of this Plan (including any amendments  thereto)
and any related agreements and all reports made pursuant to SECTION 6 hereof for a period of not less than six years  from the date of this  Plan,  the first two years in an easily accessible place.

                                       3

SECTION 10. INDEPENDENT MEMBERS OF THE BOARD

So long as the Plan remains in effect,  the selection and  nomination of persons to  serve  as  Independent  Members  on the  Board  shall  be  committed  to the discretion of the Independent Members then in office. Notwithstanding the above, nothing herein shall prevent the participation of other persons in the selection and  nomination  process so long as a final  decision on any such  selection  or nomination is within the discretion of, and approved by, the Independent Members so responsible.

     IN WITNESS WHEREOF, the Issuer has adopted this Plan as of August 1, 2007.

                                 AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                                 By:  /s/ Charles A. Etherington
                                      ------------------------------------------
                                      Charles A. Etherington
                                      Senior Vice President

                                       4

                               SCHEDULE A

                          FUNDS OFFERING A CLASS SHARES

FUNDS                                                  DATE PLAN EFFECTIVE
-----                                                  -------------------
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

>>Large Company Value Fund                              September 3, 2002
>>Value Fund                                            September 3, 2002

                                      A-1